Cane & Associates, LLP		3273 E. Warm Springs Rd. Las Vegas, NV 89120
Kyleen E. Cane*	Chad Wiener+	Telephone: 702-312-6255
Facsimile: 702-944-7100
Email: kcane@kcanelaw.com

August 31, 2004

MV Fund II, LLC
7311 W. Charleston Blvd., Suite 110
Las Vegas, Nevada 89120

Re:       MV Fund II, LLC
Form S-1 Registration Statement Under The Securities Act of 1933

Ladies and Gentlemen:

I have acted as counsel to MV Fund II, LLC, a Nevada limited liability company (the "Company"), in connection with the review of the Company's Registration Statement (the "Registration Statement") on Form S-1 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

In my capacity as counsel to the Company in connection with the Registration Statement, I am generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the Registration Statement. For purposes of this opinion, I have assumed that such proceedings will follow the procedures and timelines as described in the registration statement.

As counsel I have examined, among other things, the following documents:

        (a)    the Registration Statement;
        (b)    the Articles of Organization of the Company;
        (c)    the Operating Agreement of the Company; and
        (d)   such corporate and other constitutive documents and records of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

I am admitted to the Bar of the State of Nevada, and in rendering my opinions hereinafter stated, I have relied on the applicable laws of the State of Nevada as those laws presently exist and as they have been applied and interpreted by courts having jurisdiction in the State of Nevada. I express no opinion as to the laws of any other jurisdiction.

My review has been limited to the above-described documents and I have assumed (i) there have been no amendments to the documents I have reviewed, and (ii) the representations, statements, and/or other information contained in the documents, including the Registration Statement, are true and correct as of the date of this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

I am opining herein as to the effect on the subject transaction only of the internal laws of the State of Nevada, and we express no opinion herein with respect to the applicability thereto, or the effect thereon,

*Licensed Nevada, California, Washington and Hawaii Bars;
+ Illinois and Wisconsin State Bars

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MV Fund II, LLC
August 31, 2004

_______________________________________________________________________________________________________________________

of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

It is my opinion that as of the date hereof:

     1.    The Company is a Nevada limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada

2.    The Company's 20,000 membership interests being offered in accordance with and subject to the terms and conditions of the Registration Statement, are validly authorized and, when issued for due consideration, shall be fully paid and non-assessable.

I am a member of the Bar of the State of Nevada and do not express any opinion as to laws other than those of the State of Nevada. Our opinion herein is based on the existing laws of the State of Nevada, and I express no opinion as to any laws or regulations of other states or jurisdictions as they may pertain to the Company, the Registration Statement, or the transactions contemplated thereby, or with respect to the effect of non-compliance under any such laws or regulations of any other jurisdictions. This opinion is effective up to and including the date of this opinion, and I expressly decline any undertaking to advise you of any matters arising subsequent to the date hereof which would cause me to amend any portion of the foregoing in whole or in part. This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of our firm’s name under "Legal Matters" in the Prospectus forming a part of the Registration Statement.

Very truly yours,

/s/ Kyleen Cane
Kyleen E. Cane, Esq.
CANE & ASSOCIATES, LLP
Managing Partner

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